Certificate of Amendment
                                     to the
                              Certificate of Trust
                                       of
                    Credit Suisse Warburg Pincus Select Funds
                                       and
                          Certificate of the Secretary

      The undersigned Secretary of Credit Suisse Warburg Pincus Select Funds (the "Fund"), a Delaware business trust governed by a written Agreement and Declaration of Trust (the "Declaration of Trust") dated as of July 15, 1999 that was duly executed and filed with the office of the Secretary of the State of Delaware on August 3, 1999, DOES HEREBY CERTIFY THAT:

      FIRST: On February 1, 2001, the Trustees of the Trust, pursuant to Section
11.3 of the Declaration of Trust, duly adopted an amendment to the Fund's Declaration of Trust whereby Section 2.6 was amended, in its entirety, to read:

2.6 Officers. The Trustees shall elect a President, a Secretary and a Treasurer and may elect a Chairman who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairman, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The Chairman, President, Secretary and Treasurer may, but need not, be Trustees; and

      SECOND: That the amendment to the Fund's Declaration of Trust will not be effective until the filing date with the State of Delaware of this Certificate of Amendment.

      IN WITNESS WHEREOF the undersigned has executed this certificate on this 1st day of February, 2001.

                                                /s/ Martin Jaffe
                                                ----------------
                                                Martin Jaffe
                                                Secretary

STATE OF NEW YORK )
                 ss:
COUNTY OF NEW YORK)

      On this 1st day of February, 2001 before me personally came Martin Jaffe to me known, who being duly sworn by me, did depose and say that he is Secretary of Credit Suisse Warburg Pincus Select Funds, a trust organized under the laws of the State of Delaware, the trust described in the foregoing instrument; that he knows the seal of said trust; that the seal affixed to said instrument is such trust seal; that it was so affixed by order of the trustees of said trust, and that he signed his name thereto by order.


                                                /s/ Linda Hartley
                                                -----------------
                                                Notary Public